Exhibit 99.1

Contact:

Robert Van Buskirk

President and Chief Executive Officer

Sirenza Microdevices, Inc.

(303) 327-3030

ir@sirenza.com

FOR IMMEDIATE RELEASE

Sirenza Microdevices Reports Fourth Quarter and Fiscal Year 2006 Results;

Record Annual Revenue, Pro Forma Profit and Operating Cash Flow

BROOMFIELD, Colo. — January 31, 2007 — Sirenza Microdevices, Inc. (NASDAQ:SMDI) today reported its financial results for its fourth quarter and fiscal year ended December 31, 2006. Revenue tracked the low end of the Company’s most recent expectations announced on November 6, 2006, while earnings fell below expectations.

Financial Highlights

Revenue

•	Record fiscal year revenue of $136.6 million; a 113% increase year-over-year
•	Quarterly revenue of $37.0 million, as compared to $19.5 million year-over-year and $39.7 million sequentially

Earnings

•	Record fiscal year net income of $6.8 million compared to $1.4 million year-over-year
•	Record earnings of $0.15 per share compared to $0.04 per share year-over-year
•	Record fiscal year pro forma[1] net income of $24.2 million compared to $4.3 million year-over-year; fiscal year pro forma net income margin of 18%
•	Record pro forma earnings of $0.53 per share compared to $0.11 per share year-over-year
•	Quarterly loss per share of $0.01 per share, compared to $0.07 earnings per share a year ago and $0.07 earnings per share sequentially
•	Quarterly pro forma earnings per share of $0.09 per share on a pro forma basis, compared to $0.08 per share a year ago and $0.19 per share sequentially

Cash Flow

•	Quarterly cash flow from operations of approximately $2.2 million
•	Full-year cash flow from operations of approximately $16.2 million
•	Thirteen consecutive quarters of positive cash flow from operations

Sirenza’s fourth quarter net revenues were $37.0 million, compared with $39.7 million for the third quarter of 2006 and with $19.5 million for the fourth quarter of 2005.

“We are extremely pleased with our progress in 2006 as a whole. This was a very successful year for Sirenza from both a financial and strategic perspective,” stated Robert Van Buskirk, president and chief executive officer. “We more than doubled our fiscal year revenue, driven by substantial organic and acquisition growth. We also demonstrated significant earnings leverage, with our pro forma net income more than quadrupling and reflecting a pro forma net income margin of 18%. While our financial results this quarter fell well below our expectations, driven largely by softness in demand in mobile wireless and other end markets, the mix of products sold in the quarter, higher than expected foreign taxes and higher than expected operating expenses, our full-year performance remains an outstanding level of achievement. We enter 2007 a stronger, more diversified global RF components supplier with both our PDI and SMDI segments positioned to extend the strategic and financial momentum we generated this past year.”

[1]	Pro forma net income, net income margin, gross profit, gross margin, total research and development, sales and marketing and general and administrative expenses and earnings per share are non-GAAP financial measures calculated to exclude the effects of charges for the amortization of acquisition-related intangible assets, compensation expense related to equity awards, charges for the amortization of acquisition-related inventory step-up, the write-off of deferred equity financing costs, GCS impairment, salaries associated with transitional Micro Linear employees, costs associated with abandoned merger and acquisition activities, litigation settlement, severance costs and/or restructuring detailed in the reconciliation included within this press release.

The company’s fourth quarter net loss was $0.2 million, or a loss of $0.01 per basic share. This compared year-over-year with net income of $2.6 million, or earnings of $0.07 per diluted share and sequentially with net income of $3.3 million, or $0.07 per diluted share.

Excluding the effects of the charges detailed in the reconciliation of pro forma to GAAP results included with this press release, Sirenza’s pro forma net income for the fourth quarter was $4.5 million, or $0.09 per diluted share. This compared year-over-year with pro forma net income of $3.1 million, or $0.08 per diluted share and sequentially with pro forma net income of $9.1 million, or $0.19 per diluted share.

Sirenza’s fourth quarter gross margin was 42%, compared with 45% a year ago and 45% sequentially. Excluding the effects of the charges detailed in the reconciliation of pro forma to GAAP results included with this press release, Sirenza’s fourth quarter 2006 gross margin was 43%, compared with 45% a year ago and 45% sequentially.

In the aggregate, the company’s operating expenses for the fourth quarter of 2006 were $14.7 million, compared with $6.4 million a year ago and $14.9 million sequentially. In the aggregate, the company’s pro forma expenses for research and development, sales and marketing, and general and administrative expenses for the fourth quarter of 2006 were $10.5 million, compared with $5.9 million a year ago and $9.3 million sequentially.

At December 31, 2006, Sirenza’s total assets were $211.9 million, including cash and cash equivalents and short-term investments of approximately $25.0 million.

For the year ended December 31, 2006, Sirenza’s net revenues were $136.6 million, compared with $64.2 million for 2005. Sirenza’s net income under GAAP for the year ended December 31, 2006 was $6.8 million, or $0.15 per diluted share. This compared with $1.4 million or $0.04 per diluted share for the year ended December 31, 2005. Excluding the effects of the charges detailed in the reconciliation of pro forma to GAAP results included with this press release, Sirenza’s pro forma net income for 2006 was $24.2 million, or $0.53 per diluted share. This compared with pro forma net income of $4.3 million, or $0.11 per diluted share for 2005.

Use of Non-GAAP Financial Measures

In keeping with its historical financial reporting practices, Sirenza believes that the supplemental presentation of pro forma net income and earnings per share, gross margin, net income margin, and total research and development, sales and marketing and general and administrative expenses calculations provide meaningful non-GAAP financial measures to help management and investors understand and compare operating results and business trends among different reporting periods on a consistent basis, independently of regularly reported non-cash charges and infrequent or unusual events. Sirenza management also uses such pro forma measures in its planning and development of target operating models and in setting incentive compensation goals for its employees. Readers are cautioned not to view pro forma results as an alternative to GAAP results or as being comparable to results reported or forecasted by other companies, and should refer to the reconciliation of GAAP results with pro forma results for the fourth quarters and fiscal years of 2006 and 2005, respectively, and the third quarter of 2006 contained below.

Fourth Quarter Teleconference and Web cast

Sirenza management plans to host a teleconference at 2:45 p.m. MT / 4:45 p.m. ET today to discuss the company’s fourth quarter and fiscal year 2006 financial results and its current outlook for the first quarter and full year of 2007. This teleconference will be web cast live for the general public. For more information, please visit the Investor Relations page of Sirenza’s website at www.sirenza.com. The teleconference web cast will be archived on this site until January 31, 2008, and a telephonic replay for domestic listeners will be available at (800) 405-2236, conference ID number 11082190#, and for international listeners at (303) 590-3000, conference ID number 11082190#, until February 7, 2007.

Also available via the “Financial Data” link on the Investor Relations page of Sirenza’s website will be a reconciliation to GAAP of the pro forma financial measures contained in Sirenza’s current outlook for the first quarter and full year of 2007, to be presented by the company in today’s teleconference.

Sirenza Microdevices, Inc.

Sirenza Microdevices is a supplier of radio frequency (RF) components. Headquartered in Broomfield,

Colorado, with operations in China, Germany and the U.S., Sirenza Microdevices and its subsidiary Premier Devices design and develop RF components for the commercial communications, consumer, and aerospace and defense (A&D) equipment markets. Sirenza’s integrated circuit (IC), multi-chip module (MCM) and passive product lines include amplifiers, power amplifiers, cable TV amplifiers, circulators, isolators, mixers, splitters, transformers, couplers, modulators, demodulators, transceivers, tuners, discrete devices, signal source components, government and military specified components, and antennae and receivers for satellite radio. Certifications include ISO 9001:2000 Quality Management System and ISO 14001:2004 Environmental Management System (registered by QMI). Detailed product information may be found on Sirenza’s website at www.sirenza.com and at www.premierdevices.com.

Forward-Looking Statements

This news release and the views expressed by Sirenza management on Sirenza’s teleconference held today contain forward-looking statements regarding future events or results, including any statements regarding Sirenza’s anticipated financial results in its first quarter and full year 2007 or any future period or its other expectations for its business, products or industry in the first quarter or full year of 2007 or any future period. Sirenza cautions readers that such statements are, in fact, predictions that are subject to risks and uncertainties, and that actual events or results may differ materially. Factors that could cause actual events or results to differ materially include, but are not limited to: lower than expected demand for Sirenza’s products at Motorola, Nokia, RFS, Huawei or other major OEMs, or for RF components or broadband products in general or MCM, IC or CATV products in particular; lower than expected demand for Sirenza’s products at Luxim, Sirius, personal handyphone makers or others primarily serving consumer markets; slower than expected build-out of 3G and TD-SCDMA infrastructure in China, or worldwide build-out of WiMax-based infrastructure; overall general economic or telecommunications market conditions, conditions in the commercial communications, consumer or A&D markets or any portion thereof; exertion of downward pressure on the pricing of Sirenza’s components; risks related to PDI’s operations located in China and Germany or Sirenza’s lack of experience in managing foreign operations, foreign currency transactions and related tax forecasting, tax planning and cash management requirements; product quality, performance and reliability problems that may result in liability or expense; changes in the expected mix of sales of products between Sirenza’s business units and within those business units; lower-margin sales, such as sales of MCM products and certain sales to higher-volume OEMs, increasing as a percentage of Sirenza’s overall sales; risks associated with Sirenza’s planned transition of most of its domestic manufacturing to China in 2007, such as higher than expected associated start-up and wind-down expense, possible delays, business interruption or resulting underutilization or capacity constraints; possible underutilization or capacity constraints at any of Sirenza’s worldwide manufacturing locations, whether due to shortages of raw materials or equipment necessary to meet customer demands or otherwise; the need to upgrade PDI’s private company finance and accounting infrastructure, forecasting and internal controls for public company reporting and compliance requirements; Sirenza’s ability to compete successfully with providers of similar components, and also with providers of more highly integrated, IC-based solutions designed to perform the same functions; Sirenza’s ability to successfully develop new product designs targeted to the market’s demand and in time to meet that demand; lower than expected seasonal increase in sales in the second half of 2007 as compared to the first half; Sirenza’s ability to accurately plan its purchase of raw materials and production to meet customer demand, avoiding excess inventory; Sirenza’s ability to successfully complete financing transactions or acquisitions, to integrate the assets, product lines, personnel and operations of PDI, Micro Linear or any other acquisitions with Sirenza, and to realize any expected synergies from such acquisitions; Sirenza’s lack of market knowledge relative to other participants in new markets into which it has or may diversify; Sirenza’s reliance on third parties for outsourced manufacturing, packaging and test services and supply; claims from time to time relating to the infringement of third-party proprietary rights, which could result in liability, expense or halted sales of Sirenza products; the possibility that Sirenza’s income tax rate may increase in future periods or that it may be unable to fully offset its taxable income with net operating losses; the loss of any key personnel, particularly to competitors; the effects of armed conflicts or acts of terrorism; the effects of government or industry standard setting, such as ROHS requirements; and/or currency exchange rate or commodity price fluctuations. Other factors that could cause actual events or results to differ materially from those in Sirenza’s forward-looking statements are included in Sirenza’s Quarterly Report Form 10-Q filed with the Securities and Exchange Commission in November 2006. Sirenza expressly disclaims any current intention to update its forward-looking statements, and the estimates and assumptions associated with them, at any time or for any reason.

NOTE: Sirenza Microdevices® and the Sirenza logo are trademarks of Sirenza Microdevices, Inc. All other trademarks are property of their respective owners.

SIRENZA MICRODEVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31 2006	December 31 2005	December 31 2006	December 31 2005
Net revenues	$36,976	$19,510	$136,578	$64,178
Cost of revenues	21,570	10,670	78,881	35,522

Gross profit	15,406	8,840	57,697	28,656
Operating expenses:
Research and development	4,309	2,231	13,776	10,104
Sales and marketing	2,638	1,876	10,377	7,372
General and administrative	5,040	1,804	17,078	8,096
Amortization of acquired intangible assets	2,726	443	6,232	1,838
Restructuring	—	—	—	56
Impairment of investment in GCS	—	—	2,850	—

Total operating expenses	14,713	6,354	50,313	27,466

Income from operations	693	2,486	7,384	1,190
Interest expense	80	—	288	4
Interest and other income (expense), net	(57)	149	392	200

Income before taxes	556	2,635	7,488	1,386
Provision for (benefit from) income taxes	806	23	700	(6)

Net income (loss)	$(250)	$2,612	$6,788	$1,392

Basic net income (loss) per share	$(0.01)	$0.07	$0.16	$0.04

Diluted net income (loss) per share	$(0.01)	$0.07	$0.15	$0.04

Shares used to compute basic net income (loss) per share	48,325	36,168	43,652	35,828

Shares used to compute diluted net income (loss) per share	48,325	38,033	45,583	37,803

Reconciliation of GAAP Results with Pro Forma Results

(In thousands, except per-share and percentage data)

(Unaudited)

The following table reconciles the company’s net income, net income margin, gross profit and gross margin, total research and development, sales and marketing and general and administrative expenses, and earnings (loss) per share as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release and associated teleconference. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis, independently of regularly reported non-cash charges and infrequent or unusual events.

	Three Months Ended			Year Ended
	December 31, 2006	September 30, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Reconciliation of Pro Forma Gross Profit and Gross Margin
Net Revenues as reported under GAAP	$36,976	$39,677	$19,510	$136,578	$64,178

Gross Profit as reported under GAAP	15,406	17,686	8,840	57,697	28,656
Compensation expense related to equity awards, included in the in the calculation of gross profit	122	148	10	541	29
Severance costs included in the calculation of gross profit	—	—	—	33	—
Amortization of acquisition-related inventory step-up	471	—	—	2,772	—

Pro forma gross profit	$15,999	$17,834	$8,850	$61,043	$28,685
Projected gross margin as reported under GAAP	42%	45%	45%	42%	45%

Projected pro forma gross margin	43%	45%	45%	45%	45%

Reconciliation of Pro Forma Total Research and Development, Sales and Marketing and General and Administrative Expenses
R&D and SG&A expenses as reported under GAAP	$11,987	$10,472	$5,911	$41,231	$25,572
Compensation expense related to equity awards included in R&D and SG&A expenses	989	1,179	50	4,358	157
Write-off of deferred equity financing costs included in R&D and SG&A expenses	220	—	—	220	314
Micro Linear transition salaries included in R&D and SG&A expenses	261	—	—	261	—
Costs associated with abandoned merger and acquisition activities included in R&D and SG&A expenses	—	—	—	—	275
Severance costs included in R&D and SG&A expenses	—	—	—	183	—

Pro forma R&D and SG&A expenses	$10,517	$9,293	$5,861	$36,209	$24,826

Reconciliation of Pro Forma Net Income, Net Income Margin & EPS
Net income (loss) as reported under GAAP	$(250)	$3,335	$2,612	$6,788	$1,392
Amortization of acquisition-related intangible assets	2,726	1,554	443	6,233	1.838
Total compensation expense related to equity awards	1,111	1,327	60	4,899	186
Impairment of investment in GCS	—	2,850	—	2,850	—
Amortization of acquisition-related inventory step-up	471	—	—	2,772	—
Write-off of deferred equity financial costs	220	—	—	220	314
Micro Linear transitional salaries	261	—	—	261	—
Costs associated with abandoned merger and acquisition activities	—	—	—	—	275
Litigation settlement	—	—	—	—	201
Restructuring	—	—	—	—	56
Total severance costs	—	—	—	216	—

Pro forma net income	$4,539	$9,066	$3,115	$24,239	$4,262

Net income (loss) margin as reported under GAAP	(1%)	8%	13%	5%	2%

Pro forma net income margin	12%	23%	16%	18%	7%

Net income (loss) per share as reported under GAAP
Basic	$(0.01)	$0.07	$0.07	$0.16	$0.04

Diluted	$(0.01)	$0.07	$0.07	$0.15	$0.04

Pro forma net income per share
Basic	$0.09	$0.20	$0.09	$0.56	$0.12

Diluted	$0.09	$0.19	$0.08	$0.53	$0.11

Shares used to compute GAAP net income (loss) per share
Basic	48,325	44,922	36,168	43,652	35,828

Diluted	48,325	46,849	38,033	45,583	37,803

Shares used to compute pro forma net income per share
Basic	48,325	44,922	36,168	43,652	35,828

Diluted	50,245	46,849	38,033	45,583	37,803

SIRENZA MICRODEVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2006	December 31, 2005
	(unaudited)
Cash and cash equivalents	$24,847	$11,266
Short-term investments	19	6,979
Accounts receivable, net	22,227	11,856
Inventories	27,045	8,961
Other current assets	2,977	1,338

Total current assets	77,115	40,400
Property and equipment	15,345	6,013
Investment in GCS	215	3,065
Other non-current assets	1,016	1,515
Acquisition-related intangibles	56,681	5,083
Goodwill	61,525	6,413

Total assets	$211,897	$62,489

Accounts payable and other payables	$13,123	$4,999
Accrued liabilities and other expenses	9,306	5,408
Deferred margin on distributor inventory	1,528	950
Notes payable in connection with the acquisition of PDI	3,000	—
Capital lease obligations	517	—

Total current liabilities	27,474	11,357
Capital lease obligations, long term portion	531	391
Deferred tax liabilities, non-current	10,972	—
Accrued pension	2,979	—
Other liabilities, non-current	94	—
Stockholders’ equity	169,847	50,741

Total liabilities and stockholders’ equity	$211,897	$62,489

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